SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
June 27, 2008

COMMUNITY FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Virginia	0-18265	54-1532044
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

38 North Central Avenue, Staunton, Virginia	24401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (540) 886-0796

                                                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  [   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2008, the Registrant entered into a change of control agreement with Mr. Lyle Moffett, its Senior Vice President and Chief Lending Officer.  The change of control agreement remains in effect until canceled by either party, upon at least 24 months prior written notice to the other party.  Under the agreement, Mr. Moffett is entitled to a change of control payment from the Registrant if he is terminated or resigns for good reason within six months preceding or 24 months after a change in control (as defined in the agreement).  In such an event he is entitled to receive a cash payment of twenty-four months of his then current salary, not to exceed 2.99 times his “base amount” as determined under Section 280G of the Internal Revenue Code of 1986, as amended.

The change of control agreement is attached to this report as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

        (d)    Exhibits

10.1	Change of Control Agreement dated June 27, 2008

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY FINANCIAL CORPORATION
Date: July 1, 2008	By:	/s/ R. Jerry Giles R. Jerry Giles Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Agreement dated June 27, 2008